DURABLE GENERAL POWER OF ATTORNEY

OF

HENRY G. LUKEN, III

KNOW ALL MEN BY THESE PRESENTS, that I, HENRY G. LUKEN, III of Hamilton County, Tennessee, do hereby make, publish, constitute and appoint WILLIAM H. HORTON, of Hamilton County, Tennessee, my true and lawful agent and attorney-in-fact for me and in my name, place and stead and on behalf of me for my use and benefit upon the following terms and conditions.

1. Authorization to Act.

My said agent and attorney-in-fact is hereby authorized for me and in my name, place and stead and on behalf of me for my use and benefit to do all of the following:

i.
Purchase of Bonds and Securities. To purchase for my account bonds, securities, United States of America treasury bonds in general and also of the kind which are redeemable at par in payment of Federal Estate Taxes, to borrow money and obtain credit in my name from any source for such purpose and in connection therewith to make, execute, endorse, and deliver any and all necessary or desirable promissory notes, bills of exchange, drafts, agreements or other obligations and, as security therefor, to pledge, mortgage, and assign any stocks, bonds, insurance values, securities or other properties, whether real, personal or mixed, which I may own or in which I may have an interest, and to arrange for the safekeeping and custody of any such bonds and securities.

ii.
Contracts. To bargain, contract, agree for, buy, sell, mortgage, hypothecate, and in any and every way and manner deal in and with goods and merchandise, choses in action, and other real or personal property, in possession or in action, and to release mortgages on lands or chattels, and to make, do and transact all and every kind of business of every nature and kind.

iii.
Real Estate. To bargain, contract, agree for, purchase, receive and take lands, tenements, hereditaments and accept the seisin and possession of all lands and all deeds and other assurances, and to lease, let, demise, bargain, sell, release, convey, mortgage and hypothecate lands, tenements and hereditaments, upon such terms and conditions, and under such covenants, as my agent and attorney-in-fact shall think fit and also for me and in my name and as my act and deed to sign, execute and deliver and acknowledge such deeds, leases and assignment of leases, covenants, indentures, agreements, mortgages, deeds of trust, security deeds, hypothecations, bills, bonds, notes, receipts, evidences of debt releases, and satisfaction of mortgages, judgments and other debts, and such other instruments in writing of whatever kind or nature as may be necessary or proper in the premises.

iv.
Insurance. To obtain insurance of any kind, nature or description whatsoever, on any of my lands, tenements and hereditaments or in connection with the management, use or operation thereof or on any personal property belonging to me or in respect of the rents, issues and profits arising therefrom, and to make, execute and file proof or proofs of all loss or losses sustained or claimable thereunder, and all other instruments in and about the same, and to make, execute and deliver receipts, releases or other discharges therefor, under seal or otherwise.

v.
Negotiable Instruments. To make, execute, endorse, accept, collect and deliver any and all bills of exchange, checks, drafts and notes and, generally, to do any and all things incident to carrying on banking transactions in my name and on my behalf at any bank or trust company, wheresoever situated, where there may be occasion to handle any banking business or account of mine, and it shall not be obligatory on any such bank or trust company to make inquiry as to the circumstances of such occasion or the disposition of the proceeds involved in such account.

vi.	Safe Deposit Box. To have free and private access to any safe deposit box in my name or rented by me, in any bank, with full right to deposit and withdraw therefrom.

vii.
Corporate Stock. To receive and accept cash or stock dividends or other income or increment on any corporate stock or other security owned by me, to endorse checks and other instruments in satisfaction thereof, to vote stock held in my name, to execute proxies and consents with reference thereto, and to sell, assign, exchange and do any act necessary to effect the transfer of any shares of stock or other security owned by me or in which I may have any interest in any corporation or other organization, and to receive and give receipt for any money or other obligation due or to become due to me from the United States of America, or any agency or subdivision thereof.

viii.
Tax Matters. To make, verify, and file Federal, State and local income, gift or other tax returns of all kinds, claims for refund, requests for extensions of time, petitions to the Tax Court or other courts regarding tax matters, any and all other tax related documents, including receipts, offers, waivers, consents, powers of attorney, closing agreements of all kinds without limit, and generally to act in behalf of me in all tax matters of all kinds and for all periods before all officers of the Internal Revenue Service or any other taxing authority, including the receipt of confidential information, and to cause me to be represented in any and all such proceedings or to represent me in any and all such proceedings. Further, my attorney-in-fact is hereby authorized to sign on my behalf a Form 2848 Internal Revenue Service Power of Attorney form with respect to any type of tax, for any or all tax years and for any and all tax matters.

ix.
Gifts. To make gifts or other transfers of property, both real and personal, either outright or in trust, and including the forgiveness or cancellation of any indebtedness due to me, and the completion of any charitable pledges which I have made to such persons or organizations, and in such amounts, and at such times, as my said agent and attorney-in-fact shall determine; provided, however, that no single gift to any donee shall exceed the Federal gift tax annual exclusion then in effect for such year.; to consent to the splitting of gifts under §2513 and any similar provision of any successor tax law and any similar provisions of any state or local gift tax laws; and to pay any taxes that may be assessed by reason of such gifts.

x.
Collection of Assets. To collect, receive and assemble securities, bonds, treasury bonds, monies, checking and savings accounts, dividends, notes receivable, certificates of deposit, and property and interests in property, whether real, personal or mixed, of all kinds and descriptions, and to ask, demand, sue for, collect, recover and receive all sums of money, debts, dues, accounts, interests, dividends, and demands whatsoever as are now or shall hereafter become due, owing, payable or belonging to me, and have, use and take all lawful ways and means in my name or otherwise for the recovery thereof, by attachments, arrests, distress or otherwise, and to compromise and agree for the same, and give acquittances or other sufficient charges for the same, for me, and in my name.

xi.
General Authority. To exercise all powers, without diminution or restriction of the powers specifically enunciated above, that are vested in an attorney-in-fact pursuant to Tennessee Code Annotated, Section 34-6-109, or which may be exercised by an executor or trustee as enumerated in Tennessee Code Annotated, Section 35-50-110, as amended from time to time, which powers here are incorporated by reference and, generally to do, execute and perform any other act, deed, matter or thing whatsoever, that ought to be done, executed and performed, or that, in the opinion of my said attorney ought to be done, executed or performed in and about the premises, of every nature and kind whatsoever, as fully and effectually as I could do if personally present and acting.

2. Enabling Powers. With respect to any of the matters authorized under this power of attorney, my agent and attorney-in-fact is hereby authorized to perform all, any and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as the principal might or could do if personally present, including, without limitation, authority to enter into agreements and to execute, acknowledge and deliver any stock power, deed or other written instrument of any kind.

3. Ratification. I hereby ratify and confirm all and every act that my agent and attorney-in-fact shall do or cause to be done by virtue hereof and all documents of any kind executed or delivered by my agent and attorney-in-fact shall bind me and my heirs, distributees, legal representatives, successors and assigns.

4. Inducement. For the purpose of inducing any bank, broker, custodian, insurer, lender, transfer agent or other party to act in accordance with the powers granted in this power of attorney, I hereby represent, warrant, and agree that, if this power of attorney is terminated for any reason whatsoever, I and my heirs, distributees, legal representatives, successors, and assigns will save such party or parties harmless from any loss suffered or liability incurred by such party or parties in acting in accordance with this power of attorney prior to such party's receipt of actual notice of any such termination.

5. Exculpation. Under no circumstances shall my agent and attorney-in-fact named herein incur any liability to the principal for acting or refraining from acting hereunder, except for such agent and attorney-in-fact's own willful misconduct or gross negligence.

6. Durability. This power of attorney shall not be affected by my debility, disability, incompetence or incapacity, but rather shall remain effective even in the event of mental or physical disability, debility, incompetency or incapacity on my part, whether or not the same shall be adjudicated by any court, it being my intent that the authorizations and powers granted herein shall remain exercisable notwithstanding any such occurrence.

7. Governing Law. This power of attorney shall be governed by the laws of the State of Tennessee in all respects, including its validity, construction, interpretation and termination. Should any provisions herein be held invalid, such invalidity shall not affect the other provisions which shall remain in full force and effect.

8. Termination. THIS POWER OF ATTORNEY SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL IT IS TERMINATED BY THE UNDERSIGNED BY WRITTEN NOTICE TO THE ATTORNEY-IN-FACT APPOINTED HEREIN. Any party may rely on the representation of my agent and attorney-in-fact regarding whether any such notice has been given and regarding whether this power of attorney continues to be in full force and effect.

9. Photocopies. My agent and attorney-in-fact is authorized to make photocopies of this document as frequently and in such quantity as my agent and attorney-in-fact shall deem appropriate. All photocopies shall have the same force and effect as any original.

IN WITNESS WHEREOF, I have duly executed this durable general power of attorney, this 4th day of February, 1999.

/s/ Henry G. Luken III
HENRY G. LUKEN III
Signed, sealed and delivered in the presence of:
/s/ Colleen Luken
Witness

STATE OF TENNESSEE	)

COUNTY OF HAMILTON	)

Personally appeared before me, a Notary Public, duly appointed, commissioned and qualified in and for said County and State, HENRY G. LUKEN, III, the within named bargainor, with whom I am personally acquainted, who signed, sealed and delivered the foregoing instrument in my presence, and who acknowledged that he executed the within instrument for the purposes therein contained as his free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal at my office in said State and County, on this the 4th day of February, 1999.

/s/ Janet Raines
Notary Public
My commission expires: 11/7/2000

prepared by:

horton, maddox and anderson, pllc
one central plaza, suite 600
835 georgia avenue
chattanooga, tennessee 37402